BYLAWS-HEARTLAND 3-16-2021 As amended March [•], 2019 Amended and Restated Bylaws March 16, 2021 of HEARTLAND FINANCIAL USA, INC. A Delaware Corporation ARTICLE I Offices Section 1.1 The corporation shall maintain a registered office in the State of Delaware as required by law. The corporation may also have offices at other places, within or without the State of Delaware, as the business of the corporation may require. ARTICLE II Stockholders Section 2.1 ANNUAL MEETING. An annual meeting of the stockholders shall be held on the Wednesday following the third Tuesday in May of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, or on such date as shall be determined by the board of directors, for the election of directors and for the transaction of such other business as may come before the meeting. Section 2.2 SPECIAL MEETINGS. Special meetings of the stockholders may be called by the chairman of the board, a vice chairman of the board, the chief executive officer, the president, the board of directors, or at the request in writing of stockholders owning a majority of the issued and outstanding voting stock of the corporation. Within ten days after the receipt of such a written request, the chairman of the board, chief executive officer, president or another officer designated by the chairman of the board, chief executive officer, or president must send a notice of meeting in accordance with Section 2.5 hereof. Section 2.3 ACTION BY STOCKHOLDERS. (a) At any annual or special meeting of stockholders, only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the meeting by, or at the direction of, the board of directors, or by any stockholder entitled to vote at such meeting, provided, however, that such stockholder has complied with the procedures set forth in this Section 2.3. (b) For a proposal to be properly brought before a special or annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of

BYLAWS-HEARTLAND 3-16-2021 2 the corporation as set forth in this Section 2.3. To be timely, a stockholder’s notice must be delivered, mailed or telegraphed to the principal executive offices of the corporation not less than 30 days nor more than 75 days prior to the date of the originally scheduled meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that, if less than 40 days’ notice of the date of the scheduled meeting is given or made by the corporation, notice by the stockholder, to be timely, must be so delivered, mailed or telegraphed to the corporation not later than the close of business on the 10th day following the day on which notice of the date of the scheduled meeting was first mailed to stockholders. Such stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before the meeting: (i) a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business; (iii) the number of shares of the corporation’s common stock beneficially owned by such stockholder on the date of such stockholder’s notice; and (iv) any financial or other interest of such stockholder in the proposal. (c) The board of directors may reject any stockholder proposal not timely made in accordance with this Section 2.3. If the board of directors determines that the information provided in a stockholder’s notice does not satisfy the informational requirements hereof, the secretary of the corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall then have an opportunity to cure the deficiency by providing additional information to the secretary within such period of time, not to exceed 10 days from the date such deficiency notice is given to the stockholder, as the board of directors shall determine. If the deficiency is not cured within such period, or if the board of directors determines that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements of this Section 2.3, then the board of directors may reject such stockholder’s proposal. The secretary of the corporation shall notify a stockholder in writing whether his or her proposal has been made in accordance with the time and information requirements hereof. (d) This Section 2.3 shall not prevent the consideration and approval or disapproval at a special or annual meeting of reports of officers, directors and committees of the board of directors, but in connection therewith no new business shall be acted upon at any such meeting unless stated, filed and received as herein provided. Section 2.4 PLACE OF MEETING. The board of directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made or if a special meeting is called otherwise than by the board of directors, the place of meeting shall be the principal place of business of the corporation. Rather than holding a meeting at any designated place, the board of directors may determine that a meeting shall be held solely by means of remote communications, which means shall meet the requirements of the Delaware General Corporation Law. Section 2.5 REMOTE COMMUNICATIONS. The board of directors may permit the stockholders and their proxy holders to participate in meetings of the stockholders (whether such meetings are held at a designated place or solely by means of remote communication) using one or more methods of remote communication that satisfy the requirements of the Delaware General

BYLAWS-HEARTLAND 3-16-2021 3 Corporation Law. The board of directors may adopt such guidelines and procedures applicable to participation in stockholders’ meetings by means of remote communication as it deems appropriate. Participation in a stockholders’ meeting by means of a method of remote communication permitted by the board of directors shall constitute presence in person at the meeting. Section 2.6 NOTICE OF MEETING. Written notice stating the place, date and hour of the meeting, the place where the stockholder list may be examined prior to the meeting, if different from the place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given in person or by mail or telegram not less than 10 nor more than 60 days before the date of the meeting, or in the case of a merger or consolidation of the corporation requiring stockholder approval or a sale, lease or exchange of all or substantially all of the corporation’s property and assets, not less than 20 nor more than 60 days before the date of meeting, by or at the direction of the chairman of the board, the chief executive officer, the president, any executive vice president, the secretary or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. The notice shall state the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at the meeting. If the voting list for the meeting is to be made available by means of an electronic network or if the meeting is to be held solely by remote communication, the notice shall include the information required to access the reasonably accessible electronic network on which the corporation will make its voting list available either prior to the meeting or, in the case of a meeting held solely by remote communication, during the meeting. Without limiting the manner by which notice may otherwise be given, notice may be given by a form of electronic transmission that satisfies the requirements of the Delaware General Corporation Law and has been consented to by the stockholder to whom notice is given. If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the corporation. If notice is given by overnight delivery service, such notice will be deemed delivered on the next business day after the date of delivery to a nationally recognized overnight delivery service. If notice is given by a form of electronic transmission consented to by the stockholder to whom notice is given, notice shall be deemed given at the times specified with respect to the giving of notice by electronic transmission in the Delaware General Corporation Law. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof, or the means of remote communications to be used rather than holding the meeting at any place, are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days, or unless, after adjournment, a new record date is fixed for the adjourned meeting, in either of which cases notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by such stockholder either before or after any meeting. Attendance by a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting need be specified in any waiver of notice of such meeting.

BYLAWS-HEARTLAND 3-16-2021 4 Section 2.7 NOMINATIONS OF DIRECTORS. (a) Nominations, other than those made by, or at the direction of, a majority of the board of directors or a committee thereof, shall be made only if timely written notice of such nomination or nominations has been given to the secretary of the corporation. To be timely, such notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 30 days nor more than 75 days prior to the meeting irrespective of any deferrals, postponements or adjournments thereof to a later date; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of meeting was mailed or such public disclosure was made, whichever first occurs. Each such notice to the secretary shall set forth: (i) the name and address of record of the stockholder who intends to make the nomination; (ii) a representation that the stockholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or person) pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, as then in effect; and (vi) the consent of each nominee to serve as a director of the corporation if so elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. (b) The compensation, nominating and corporate governance committee may reject any nomination by a stockholder not timely made or otherwise not in accordance with the terms of this Section 2.6. If the compensation, nominating and corporate governance committee reasonably determines that the information provided in a stockholder’s notice does not satisfy the informational requirements of this Section 2.6 in any material respect, the secretary of the corporation shall promptly notify such stockholder of the deficiency in writing. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the secretary within such period of time, not to exceed 10 days from the date such deficiency notice is given to the stockholder, as the compensation, nominating and corporate governance committee shall reasonably determine. If the deficiency is not cured within such period, or if the compensation, nominating and corporate governance committee reasonably determines that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements of this Section 2.6 in any material respect, then the compensation, nominating and corporate governance committee may reject such stockholder’s nomination. The secretary of the corporation shall notify a stockholder in writing whether his or her nomination has been made in accordance with the time and information requirements of this Section 2.6.

BYLAWS-HEARTLAND 3-16-2021 5 Section 2.8 FIXING OF RECORD DATE. (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting. (b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. Section 2.9 VOTING LISTS. The officer or agent who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and number of shares registered in his or her name, which list, for a period of 10 days prior to such meeting, shall be kept on file either at a place within the city where the meeting is to be held and which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and shall be open to the examination of any stockholder, for any purpose germane to the meeting, at any time during ordinary business hours. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the stockholders’ meeting is held solely by means of remote communications, the voting list shall be made available for inspection on a reasonably accessible electronic network for the entire duration of the meeting. Section 2.10 STOCK LEDGER. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders. Section 2.11 QUORUM. A majority of the outstanding shares of voting stock of the corporation, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders; provided, however, that if less than a majority of the outstanding shares of voting stock are represented at said meeting, a majority of the shares of voting stock so represented may adjourn the meeting. If a quorum is present, the affirmative vote of a majority of the shares of voting stock represented at the meeting shall be the act of the stockholders in all matters other than

BYLAWS-HEARTLAND 3-16-2021 6 the election of directors, who shall be elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote on the election of directors, unless the vote of a greater number or voting by classes is required by the General Corporation Law of the State of Delaware, the certificate of incorporation or these bylaws. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of stockholders from any meeting shall not cause failure of a duly constituted quorum at that meeting. Section 2.12 PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Every proxy must be signed by the stockholder or his or her attorney-in-fact. A duly executed proxy shall be irrevocable if it states that it is irrevocable, and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. Section 2.13 VOTING OF STOCK. Subject to the provisions of the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the voting stock held by such stockholder. Section 2.14 VOTING OF STOCK BY CERTAIN HOLDERS. (a) Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the corporation he or she has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his or her proxy may represent such stock and vote thereon. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the corporation, shall neither be entitled to vote nor counted for quorum purposes, but shares of its stock held, directly or indirectly, by the corporation in a fiduciary capacity may be voted by it and counted for quorum purposes. (b) Subject always to the specific directions of the board of directors, any share or shares of stock issued by any other corporation and owned or controlled by the corporation may be voted at any stockholders’ meeting of such other corporation by the chairman of the board or the chief executive officer or the president, if he or she be present, or in his or her absence by any executive vice president. Whenever, in the judgment of the chairman of the board or the chief executive officer or the president, or in his or her absence, any executive vice president, it is desirable for the corporation to execute a proxy or give a stockholders’ consent in respect to any share or shares of stock issued by any other corporation and owned by the corporation, such proxy or consent shall be executed in the name of the corporation by the chairman of the board or the chief executive officer or the president and shall be attested by the secretary without necessity of any authorization by the board of directors. Any person or persons designated in the manner above stated as the proxy or proxies of the corporation shall have full right, power and authority to vote

BYLAWS-HEARTLAND 3-16-2021 7 the share or shares of stock issued by such other corporation and owned by the corporation the same as such share or shares might be voted by the corporation. Section 2.15 VOTING BY BALLOT. Voting in any election of directors may, if permitted by the certificate of incorporation, be by voice vote, and voting on any other questions shall be by voice vote unless, in each case, the presiding officer shall order or any stockholder shall demand that voting be by ballot. Section 2.16 INSPECTORS. The board of directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, or upon the request of any stockholder shall, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or ballots, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or ballots, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by the inspector or inspectors and execute a certificate of any fact found by the inspector or inspectors. ARTICLE III Directors Section 3.1 GENERAL POWERS. The business of the corporation shall be managed by or under the direction of its board of directors, except as otherwise provided in the certificate of incorporation. Section 3.2 NUMBER AND QUALIFICATIONS. (a) The number of directors of the corporation shall be not less than three nor more than thirteen or such other number as may be determined from time to time as provided in the certificate of incorporation. (b) No person shall be eligible for election to the board of directors if such person has attained the age of seventy-two years prior to the date of the stockholders’ meeting at which directors are to be elected. Directors need not be stockholders of the corporation, citizens of the United States or residents of the State of Delaware. (c) The directors of the corporation shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as the then total number of directors constituting the entire board permits with the term of office of one class expiring each year. Any vacancies in the board

BYLAWS-HEARTLAND 3-16-2021 8 of directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the board of directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible. At each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. (d) Notwithstanding any other provisions of the certificate of incorporation of the corporation or these bylaws (and notwithstanding the fact that some lesser percentage may be specified by law, the certificate of incorporation or these bylaws of the corporation), any director or the entire board of directors of the corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of not less than 70% of the outstanding shares of stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at an annual meeting of stockholders or at a meeting of the stockholders called for that purpose. Section 3.3 ELECTION AND VACANCIES. Each class of directors to be elected shall be elected at the annual meeting of the stockholders of the corporation and shall hold office until their successors are elected and qualified or until their earlier death, resignation or removal. Any director may resign at any time upon written notice to the corporation. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders at which directors of such class are to be elected and until their successors are elected and qualified or until their earlier death, resignation or removal. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the board of directors, including vacancies resulting from the removal of directors, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, by the compensation, nominating and corporate governance committee, or by the sole remaining director. Section 3.4 ASSOCIATE DIRECTORS. The board of directors, from time to time, may appoint one or more non-voting associate directors. The associate directors, who would not be members of the board of directors, shall serve in a non-voting advisory capacity with respect to the board of directors of the corporation, and may be invited, without obligation, to attend the meetings of the board of directors of the corporation, without the power of final decision in matters concerning the business of the corporation. Any listing of the associate directors shall distinguish between them and the corporation’s board of directors or indicate their associate status. Associate directors may receive such fees as may be determined by the board of directors. Section 3.5 REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this bylaw, immediately before or after, and at the same place as, the annual meeting of stockholders. The board of directors may provide, by resolution, the time

BYLAWS-HEARTLAND 3-16-2021 9 and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution. Section 3.6 SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman of the board or the chief executive officer or the president or any director. The person or persons calling such special meeting of the board of directors shall fix a place, either within or without the State of Delaware, as the place for holding any special meeting of the board of directors. Section 3.7 NOTICE. Notice of any special meeting of the board of directors stating the time and place of such meeting shall be given by delivery of notice not less than forty-eight hours prior to the time of such proposed meeting by: (a) written notice delivered personally or by mail, recognized overnight delivery service, or electronic mail to each director at his or her business or residence address or electronic mail address or at any other address provided by a director to the corporation; or (b) oral notice given in person or provided to such director by telephone wherever he or she may be located. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, on a business day before 5:00 p.m. local time, so addressed, with postage thereon prepaid. If notice is given by overnight delivery service, such notice will be deemed delivered on the next business day after the date of delivery to a nationally recognized overnight delivery service. If notice is given by electronic mail, such notice will be deemed delivered when sent. Written notice delivered personally and oral notice given in person or by telephone shall be deemed delivered when so delivered or given to such director. Notice need not be given to any director who submits a written waiver of notice signed by him or her either before or after any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of such meeting. Section 3.8 QUORUM. A majority of the number of directors fixed by or determined in accordance with these bylaws shall constitute a quorum for the transaction of business at any meeting of the board of directors, provided, however, that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. A majority of the number of directors serving on a committee of the board shall constitute a quorum for the transaction of business at any meeting of the committee. Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of any committee thereof. Section 3.9 MANNER OF ACTING. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors or of a committee of the board, as the case may be. Section 3.10 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all the members of the board or committee, as the case may be, consent thereto in writing or through electronic mail, and the writing(s) or electronic mail are filed with the minutes of proceedings of the board or committee.

BYLAWS-HEARTLAND 3-16-2021 10 Section 3.11 COMPENSATION. The board of directors shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise. Section 3.12 LIABILITY FOR UNLAWFUL PAYMENT OF DIVIDEND. In case of any willful or negligent violation of the provisions of sections 160 or 173 of the Delaware General Corporation Law regarding the payment of dividends, any director who may have been absent when the same was done, or who may have dissented from the act or resolution by which the same was done, may exonerate himself or herself from such liability by causing his or her dissent to be entered on the books containing the minutes of the proceedings of the directors at the time the same was done, or immediately after he or she has notice of the same. Section 3.13 TELEPHONE MEETINGS. Members of the board of directors, or of any committee thereof, may participate in a meeting of the board or committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting. ARTICLE IV Committees Section 4.1 COMMITTEES. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, to the extent permitted under the Delaware General Corporation Law. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law. Section 4.2 EXECUTIVE COMMITTEE. The board of directors by resolution adopted by a majority of the full board of directors, may designate two or more of its members to constitute an executive committee. The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee and except also that the executive committee shall not have the authority of the board of directors in reference to any action for which the certificate of incorporation or the bylaws would require approval by the vote of greater than a majority of the number of directors as may be fixed from time to time, in the manner prescribed in the certificate of incorporation, by the board of directors of the corporation. Section 4.3 AUDIT COMMITTEE. The board of directors by a resolution adopted by a majority of the full board of directors, may designate three or more outside directors to constitute an audit committee. The audit committee shall have, to the extent provided in the resolution of the board of directors or in these bylaws, the authority to retain the independent auditor for the corporation, and to conduct discussions with such auditor concerning the financial statements,

BYLAWS-HEARTLAND 3-16-2021 11 operations, internal controls and other related matters and such other authority as may be provided to the audit committee by the board of directors. Section 4.4 COMPENSATION, NOMINATING AND CORPORATE GOVER- NANCE COMMITTEE. The board of directors by a resolution adopted by a majority of the full board of directors, may designate three or more outside directors to constitute a compensation, nominating and corporate governance committee. The compensation, nominating and corporate governance committee shall have, to the extent provided in the resolution of the board of directors or in these bylaws, the authority to establish the compensation, benefits and perquisites for the executive officers, directors and other employees of the corporation, identify and select qualified individuals to serve as directors of the corporation and nominate such individuals for election as directors at the corporation’s annual meeting of stockholders, and such other authority as may be provided to the compensation, nominating and corporate governance committee by the board of directors. Section 4.5 RISK COMMITTEE. The board of directors by a resolution adopted by a majority of the full board of directors, may designate three or more directors to constitute a risk committee. The risk committee shall have, to the extent provided in the resolution of the board of directors or in these bylaws, the authority to oversee the risk management program of the corporation, provide guidance to management on risk matters and such other authority as may be provided to the risk committee by the board of directors. Section 4.6 TENURE AND QUALIFICATION. Each member of each committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until his or her successor is designated as a member of such committee and is elected and qualified. Section 4.7 MEETINGS. Regular meetings of each committee may be held without notice at such times and places as such committee may fix from time to time by resolution. Special meetings of each committee may be called by any member thereof by notice stating the place, date and hour of the meeting which is delivered not less than twenty-four hours prior to the time of such proposed meeting by: (a) written notice delivered personally or by mail, recognized overnight delivery service, or electronic mail to such committee member at his or her business or residence address or electronic mail address or at any other address provided by such committee member to the corporation; or (b) oral notice given in person or provided to such committee member by telephone wherever he or she may be located. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, on a business day before 5:00 p.m. local time, so addressed, with postage thereon prepaid. If notice is given by overnight delivery service, such notice will be deemed delivered on the next business day after the date of delivery to a nationally recognized overnight delivery service. If notice is given by electronic mail, such notice will be deemed delivered when sent. Written notice delivered personally and oral notice given in person or by telephone shall be deemed delivered when so delivered or given to any committee members. Any member of a committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of any committee need not state the business proposed to be transacted at the meeting.

BYLAWS-HEARTLAND 3-16-2021 12 Section 4.8 QUORUM. A majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting thereof and action of such committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present. Section 4.9 ACTION WITHOUT A MEETING. Any action that may be taken by a committee at a meeting may be taken without a meeting if all the members of the committee consent thereto in writing or through electronic mail, and the writing(s) or electronic mail are filed with the minutes of proceedings of the committee. Section 4.10 VACANCIES. Any vacancy on a committee may be filled by a resolution adopted by a majority of the full board of directors. Section 4.11 RESIGNATIONS AND REMOVAL. Any member of any committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of a committee may resign from such committee at any time by giving written notice to the chairman of the board, the chief executive officer, the president, or the secretary, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Section 4.12 PROCEDURE. Each committee shall elect a presiding officer from its members and may fix its own rules or procedures which shall not be inconsistent with these bylaws. ARTICLE V Officers Section 5.1 NUMBER. The officers of the corporation shall be a chairman or executive operating chairman of the board, one or more vice chairmen, a chief executive officer, a president, one or more executive vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. Such other officers (including one or more vice presidents or senior vice presidents, besides any executive vice presidents), assistant officers and acting officers as may be deemed necessary may be elected or appointed by the board of directors. Any two or more offices may be held by the same person. Section 5.2 ELECTION AND TERM OF OFFICE. The officers of the corporation to be elected by the board of directors shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights. Section 5.3 REMOVAL. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of

BYLAWS-HEARTLAND 3-16-2021 13 the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Section 5.4 VACANCIES. A vacancy in any office because of death, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term of such office. Section 5.5 THE CHAIRMAN OF THE BOARD. The chairman or executive operating chairman of the board shall preside at all meetings of the stockholders and of the board of directors and exercise such other powers and perform such duties as the board of directors shall lawfully authorize. Section 5.6 VICE CHAIRMEN OF THE BOARD. In the absence of the chairman of the board, a vice chairman of the board shall preside at all meetings of the stockholders and of the board of directors and exercise such other powers and perform such duties as the board of directors shall lawfully authorize. Section 5.7 THE CHIEF EXECUTIVE OFFICER. In the absence of the chairman of the board and a vice chairman of the board, the chief executive officer shall preside at all meetings of the stockholders and of the board of directors. He or she shall execute all contracts and instruments which the board of directors shall lawfully authorize. The chief executive officer shall exercise a general supervision and direction of the affairs of the corporation. Section 5.8 THE PRESIDENT. The president is responsible for day to day operational decisions and shall assist the chief executive officer as he or she may direct in exercising general supervision and direction of the affairs of the corporation. He or she shall execute all contracts and instruments which the board of directors shall lawfully authorize. Section 5.9 EXECUTIVE VICE PRESIDENTS. Each executive vice president shall assist the chairman or executive operating chairman of the board or the chief executive officer or the president as he or she may direct in exercising general supervision and direction of the affairs of the corporation. Any executive vice president may execute all contracts and instruments which the board of directors shall lawfully authorize. Section 5.10 THE SECRETARY. The secretary shall: (a) keep the minutes of the stockholders’ and of the board of directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the corporation; and (f) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to the secretary by the chairman of the board, the chief executive officer, the president, or by the board of directors. Section 5.11 THE TREASURER. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine. He or she shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for

BYLAWS-HEARTLAND 3-16-2021 14 monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these bylaws; and (b) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the chairman of the board, the chief executive officer, the president, or by the board of directors. Section 5.12 OTHER OFFICERS, ASSISTANTS AND ACTING OFFICERS. The board of directors shall have the power to appoint other officers than those specifically named in this Article as it may deem necessary from time to time, and such other officers shall have the powers and duties as from time to time may be granted or assigned to them by the board of directors. The board of directors shall also have the power to appoint assistant officers and acting officers to act in such capacity and as assistant to any officer, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer so appointed by the board of directors shall have the power to perform all the duties of the office to which he or she is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the board of directors. ARTICLE VI Written Instruments, Loans, Checks and Deposits Section 6.1 WRITTEN INSTRUMENTS. Subject always to the specific directions of the board of directors, all deeds and mortgages made by the corporation to which the corporation shall be a party shall be executed in its name by the chairman of the board, the chief executive officer, the president or any executive vice president and attested by the secretary. All other written contracts and agreements to which the corporation shall be a party shall be executed in its name by the chairman of the board, the chief executive officer, the president or any executive vice president or such other officer as may be designated by the board of directors. Section 6.2 LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances. Section 6.3 CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors. Section 6.4 DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

BYLAWS-HEARTLAND 3-16-2021 15 ARTICLE VII Certificates for Shares of Capital Stock and Their Transfer Section 7.1 CERTIFICATES FOR SHARES OF CAPITAL STOCK. Certificates representing shares of stock of the corporation shall be in such form as may be determined by the board of directors. Such certificates shall be signed by the chairman of the board, executive operating chairman, chief executive officer, president or any executive vice president and the secretary or an assistant secretary. If any such certificate is manually countersigned by a transfer agent other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. All certificates for shares of stock shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new certificate may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe. Section 7.2 TRANSFER OF SHARES OF STOCK. Transfers of shares of stock of the corporation shall be made on the books of the corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation. Section 7.3 TRANSFER AGENTS AND REGISTRARS. The board of directors may appoint one or more transfer agents or assistant transfer agents and one or more registrars of transfers, and may require all certificates for shares of stock of the corporation to bear the signature of a transfer agent or assistant transfer agent and a registrar of transfers. The board of directors may at any time terminate the appointment of any transfer agent or any assistant transfer agent or any registrar of transfers. ARTICLE VIII Indemnification Section 8.1 DIRECTORS AND OFFICERS. (a) The corporation shall indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation)

BYLAWS-HEARTLAND 3-16-2021 16 by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper. (c) To the extent that any person referred to in paragraphs (a) and (b) of this Section 8.1 has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. (d) Any indemnification under paragraphs (a) and (b) of this Section 8.1 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this Section 8.1. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. (e) Expenses (including attorneys’ fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance

BYLAWS-HEARTLAND 3-16-2021 17 of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as provided in this Section 8.1. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate. (f) The indemnification and advancement of expenses provided by or granted pursuant to this Section 8.1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. (g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Section 8.1. (h) For purposes of this Section 8.1, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Section 8.1. (i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 8.1 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. (j) Unless otherwise determined by the board of directors, references in this section to “the corporation” shall not include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

BYLAWS-HEARTLAND 3-16-2021 18 Section 8.2 EMPLOYEES AND AGENTS. The board of directors may, by resolution, extend the indemnification provisions of the foregoing Section 8.1 to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. ARTICLE IX Fiscal Year Section 9.1 The fiscal year of the corporation shall end on December 31 or on such other date as the board of directors may from time to time determine by resolution. ARTICLE X Dividends Section 10.1 The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares of stock in the manner and upon the terms and conditions provided by law and its certificate of incorporation. ARTICLE XI Seal Section 11.1 The corporation shall have a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Delaware.” ARTICLE XII Waiver of Notice Section 12.1 Whenever any notice whatsoever is required to be given under any provision of these bylaws or of the certificate of incorporation or of the General Corporation Law of the State of Delaware, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transactions of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or directors or any committee need be specified in any written waiver of notice.

BYLAWS-HEARTLAND 3-16-2021 19 ARTICLE XIII Amendments Section 13.1 These bylaws may not be altered, amended, changed or repealed unless such alteration, amendment, change or repeal shall have received: (a) the affirmative vote of not less than 66 2/3% of the number of directors as may be fixed from time to time, in the manner prescribed in the certificate of incorporation, by the board of directors of the corporation, or the written consent of all of such directors; or (b) the affirmative vote of the holders of shares having at least 70% of the voting power of all outstanding capital stock of the corporation entitled to vote thereon.